Exhibit 99.1

VERB Reports Record Third Quarter 2021 Results – Digital Revenue Up 30% Over Q2 2021

●	New Client SaaS Contracts Executed in Q3 2021 Represent the Highest Base Contract Revenue Ever Produced in a Single Quarter in Company History
●	Total Digital Revenue Recognized in Q3 Increased 30% over Prior Quarter, and Now Represents 81% of Total Revenue, Up from 64% Last Year
●	SaaS Recurring Revenue Up 25% Year over Year and Up 15% over Q2
●	Non-SaaS Digital Revenue Increased 144% over Q2 and 42% Year over Year
●	Combined Revenue Up More than 21% over Q2
●	Launched Professional Sports Vertical, Partnering with Pittsburgh Penguins for Verb Interactive Video Sales Enablement Platform to Drive Ticket Sales and Fan Engagement; Expects More Professional Sports Team Announcements to Follow

NEWPORT BEACH, Calif. and SALT LAKE CITY, Nov. 15, 2021 (GLOBE NEWSWIRE) — Verb Technology Company, Inc. (Nasdaq: VERB) (“VERB” or the “Company”), the leader in interactive video-based sales enablement applications, including interactive livestream eCommerce and shoppable video, webinar, CRM and marketing applications for entrepreneurs and enterprises, today reported financial and operating results for the third quarter and nine months ended September 30, 2021.

Management Commentary

“The third quarter results we report today should be seen as compelling evidence of the significant increase in demand we’re experiencing for our products and services and strong validation of our strategy to invest in the accelerated, simultaneous development of what I’ve referred to previously as our hyper-growth initiatives,” said Rory J. Cutaia, CEO of VERB. “In our earnings call today I intend to finally share the details of Marketplace and verbTV, which together represent the culmination of hard work by countless dedicated professionals on these multi-year, multi-discipline projects, and the pinnacle of our hyper-growth initiatives, which lay the foundation for the enormous value creation we expect our shareholders to enjoy for years to come.

“For insights into our Company, our technological breakthroughs, as well as some of the people behind them, check out a recording of our recent verbLIT Symposium (Leading Interactive Technology) that showcases, among other things, our true in-video ecommerce technology. Go ahead and click on the shopping bag you see in the video. verbLIT can be viewed here,” added Mr. Cutaia.

Financial Results for Third Quarter 2021

●	Added 16 new client contracts with a combined minimum contract value of $1.1 million – a record for new contracts executed in a single quarter.
●	Total Digital revenue was $2.4 million, an increase of 30% over Q2 2021 and up 28% year over year.
●	Digital revenue now represents more than 81% of total combined revenue – up from 64% for the same period last year and up from the 76% reported in Q2.
●	SaaS recurring digital revenue (a component of Total Digital revenue) was approx. $1.8 million, up 25% year over year and an increase of 15% over Q2.
●	Non-SaaS digital revenue (the other component of Total Digital revenue) of more than $500,000, an increase of 42% year over year and up 144% over Q2.
●	Total Combined revenue in Q3 was $2.9 million – up 21% from $2.4 million in Q2.
●	3.0 million total user downloads as of September 30, up from 2.2 million as of June 30, and more than 88% over 1.6 million downloads reported in same period last year.
●	Research and development expenses were $3.5 million, compared with $2.4 million for the same period last year, with the increase attributed to the development of verbLIVE, VERB’s new Attribution feature, product enhancements to verbCRM, verbPULSE, the Microsoft Outlook integration and the forthcoming new Marketplace platform, among other as yet unannounced features and products.
●	General and administrative expenses were $6.1 million, compared with $6.7 million for the same period last year, with the decrease in spending attributed to lower stock compensation expense of $1.3 million.

Financial Results for Nine-Month Period Ending September 30, 2021

●	Total Digital revenue of approx. $6.0 million, was up 20% year over year.
●	Total SaaS recurring revenue (a component of Total Digital revenue) was $4.9 million, up 29% year over year.
●	SaaS recurring revenue as a percentage of Total Digital revenue was 82%, compared with 77% for the same period last year.
●	Research and development expenses were $9.6 million, compared with $5.3 million for the same period last year, with the increase attributed to the development of verbLIVE, VERB’s new Attribution feature, product enhancements to verbCRM, verbPULSE, the Microsoft Outlook integration and the forthcoming new Marketplace platform, among other as yet unannounced features and products.
●	General and administrative expenses were $20.0 million, compared with $14.2 million for the same period last year, with the increase attributed to labor-related costs to support growth, professional services, marketing expenses, as well as expenses related to SoloFire operations following the acquisition.
●	As of September 30, 2021, total assets were $35.9 million, total liabilities were $21.5 million and total stockholders’ equity was $14.4 million.
●	The Company successfully converted all remaining preferred shares into shares of the Company’s common stock. As a result, there are no shares of preferred stock and associated rights outstanding and the cap table reflects a clean capital structure comprised of one class of common shares.
●	As of today, there are 70,470,415 shares of our common stock issued and outstanding. Of the total number of common shares issued and outstanding, approximately 6.1 million shares or approximately 8.7% are owned or controlled by management and the Board members.

Recent Company Business Highlights

●	At the beginning of the third quarter, announced the general commercial release of verbMAIL for Microsoft Outlook, which provides interactive video email capabilities for Outlook users who can now add interactive clickable buttons and icons right in the video for easy-click purchasing by viewers (“Buy-It-Now”), scheduling appointments, downloading or viewing product literature and media, and many other sales enabling interactions.
●	Introduced PULSE, an AI/BI-based feature set that tracks prospect interactions then coaches salespeople on follow-up recommendations while automating the selling process
●	Partnered with Market America Worldwide | SHOP.COM to launch SHOP LIVE™, powered by verbLIVE, providing distributors their own livestream selling platform to easily demonstrate and sell products to current or potential customers from anywhere in the world, at any time.
●	Partnered with NewAge, Inc. to provide up to 600,000 of their brand partners and distributors in 75 countries access to Verb’s sales enablement platform to increase customer engagement and sales conversion rates.
●	Launched the Professional Sports vertical to its expanding client base by adding the Pittsburgh Penguins sports team franchise, with other teams expected to follow, that will use VERB’s interactive video technology solutions to drive ticket and merchandise sales and increase fan engagement.
●	Held first technology symposium, verbLIT, on Oct. 7, 2021, to provide clients, consumers, and investors the opportunity to experience VERB’s shoppable video technology by showcasing newly released products verbMAIL, verbLIVE with Attribution, and PULSE and offering a sneak peek at what is upcoming.
●	Expects to release verbMAIL Pro before year-end, a feature-rich, paid version of verbMAIL intended for businesses and professional users.
●	Marketplace and verbTV development on track for completion before year-end – representing a new centralized eCommerce platform and expanded revenue streams for social eCommerce and shoppable TV, respectively.

Conference Call Information

VERB management will hold a conference call today, November 15, 2021, at 5:00 p.m. Eastern time, to discuss third quarter 2021 results in greater detail. A telephonic replay of the conference call is available from 8:00 p.m. Eastern time today through November 29, 2021.

VERB Q3 2021 Earnings Call

Date: Monday, November 15, 2021

Time: 5:00 p.m. Eastern time (2:00 p.m. Pacific time)

To access by phone: Please call the conference telephone number 10-15 minutes prior to the start time. An operator will register your name and organization.

U.S. dial-in number: 1-877-300-8521

International number: 1-412-317-6026

To access by webcast: A live and archived webcast will also be available.

Webcast link: https://viavid.webcasts.com/starthere.jsp?ei=1510486&tp_key=03f8645407

Replay:

Toll-free replay number: 1-844-512-2921

International replay number: 1-412-317-6671

Replay ID: 10161783

About VERB

Verb Technology Company, Inc. (Nasdaq: VERB), the market leader in interactive video-based sales applications, transforms how businesses attract and engage customers. The Company’s Software-as-a-Service, or SaaS, platform is based on its proprietary interactive video technology, and is comprised of a suite of sales enablement business software products offered on a subscription basis. Its software applications are available in over 60 countries and in more than 48 languages to large enterprise and small business sales teams that need affordable, easy-to-use, and quick-to-get-results sales tools. Available in both mobile and desktop versions, VERB’s applications are offered as a fully integrated suite, as well as on a standalone basis, and include verbLIVE (an Interactive Livestream eCommerce and Shoppable Video and Webinar applications), verbCRM (a White-labelled Interactive Video-based Customer Relationship Management application), verbTEAMS (a Self On-boarding version of verbCRM with built-in verbLIVE and Salesforce synchronization for small businesses and solo entrepreneurs), verbLEARN (an Interactive video and gamified Learning Management System application), and verbMAIL (an interactive video mail solution integrated seamlessly into Microsoft Outlook). With 200 employees, the Company maintains offices in Newport Beach, California and American Fork, Utah.

For more information, please visit: www.verb.tech.

Follow VERB here:

VERB on Facebook: https://www.facebook.com/VerbTechCo/

VERB on Twitter: https://twitter.com/VerbTech_Co

VERB on LinkedIn: https://www.linkedin.com/company/verb-tech/

VERB on YouTube: https://www.youtube.com/channel/UC0eCb_fwQlwEG3ywHDJ4_KQ

Download verbMAIL here: verbMAIL on Microsoft AppSource Store

FORWARD-LOOKING STATEMENTS

This communication contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties and include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words such as “anticipate,” “expect,” “project,” “plan,” or words or phrases with similar meaning. Forward-looking statements contained in this press release relate to, among other things, the Company’s projected financial performance and operating results, including SaaS Recurring Revenue, as well as statements regarding the Company’s progress towards achieving its strategic objectives, including the successful integration and future performance of acquisitions and performance of SoloFire. Forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties, including, but not limited to the COVID-19 pandemic and related public health measures on our business, customers, markets and the worldwide economy; our plans to attract new customers, retain existing customers and increase our annual revenue; the development and delivery of new products, including verbLIVE; our plans and expectations regarding software-as-a-service offerings; our ability to execute on, integrate, and realize the benefits of any acquisitions; fluctuations in our quarterly results of operations and other operating measures; increasing competition; general economic, market and business conditions. If any of these risks or uncertainties materialize, or if any of our assumptions prove incorrect, our actual results could differ materially from the results expressed or implied by these forward-looking statements. Investors are referred to our filings with the Securities and Exchange Commission, including our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, for additional information regarding the risks and uncertainties that may cause actual results to differ materially from those expressed in any forward-looking statement. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Investor Relations Contact:

888.504.9929

investors@verb.tech

Media Contact:

855.250.2300, ext.107

info@verb.tech